UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015 (April 27, 2015)

CHART ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-28532218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o The Chart Group, L.P. 555 5th Avenue 19th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-350-8205

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2015, Chart Acquisition Corp. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) stating that a NASDAQ Hearings Panel (the “Panel”) had determined to delist the Company’s securities from NASDAQ, and would suspend trading in the Company’s securities effective at the open of business on March 5, 2015, due to the Company’s failure to demonstrate compliance with the minimum shareholder requirements of Listing Rule 5550(a)(3), which requires the Company to maintain a minimum of 300 public holders for continued listing on the NASDAQ Capital Market. NASDAQ further indicated that it would complete the delisting action by filing a Form 25 Notification of Delisting with the SEC after all applicable appeal periods have lapsed. The Company decided not to appeal the Panel’s delisting determination.

On April 27, 2015, NASDAQ issued a press release stating that it will delist the Company’s common stock, warrant, and units which were suspended on March 5, 2015 and have not traded on NASDAQ since that time. On April 28, 2015, NASDAQ filed a Form 25 with the SEC to complete the delisting. The delisting will become effective ten days after the filing of the Form 25. The Company’s common stock, warrants and units continue trading on the OTCQB market under the ticker symbols “CACG,” “CACGW” and “CACGU,” respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015

CHART ACQUISITION CORP.

/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer